Exhibit 99.1
FOR FURTHER INFORMATION:
AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500
FOR IMMEDIATE RELEASE
SUN COMMUNITIES PROMOTES KEY MANAGEMENT
Southfield, MI, February 6, 2008 — Sun Communities, Inc. (NYSE:SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today made the following announcement regarding the internal promotion of key management personnel.
The Company is proud to announce effective February 5, 2008 the promotion of John B. McLaren, formerly Senior Vice President in charge of home sales and rental programs, to Executive Vice President and Chief Operating Officer, and the promotion of Karen J. Dearing, formerly Senior Vice President and Corporate Controller, to the positions of Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. McLaren brings 12 years of manufactured housing industry experience, over five of which were served in various roles at the Company including that of Regional Vice President, development and leadership of the Rental Home Program, and most recently, overall responsibility for homes sales and leasing through Sun Home Services. Ms. Dearing joined the Company in 1998 and was promoted to Corporate Controller in 2002, where she was responsible for the overall management of the Company’s accounting and finance departments and all internal and external financial reporting.
Brian Fannon, who served as the Company’s COO since 1994, will remain with the Company as its President, and Jeff Jorissen, who held the CFO position since 1993, will remain as a senior advisor to management.
Gary Shiffman, Chief Executive Officer, announced the changes noting “We anticipate that John McLaren’s vision for implementing creative strategy that is both forward-looking and performance driven will translate into bottom-line operational performance, while Karen Dearing has been a trusted financial advisor that has delivered superior performance to this Company for almost 10 years. We are especially happy about the fact that this transition does not mean the loss of institutional expertise as both Mr. Fannon and Mr. Jorissen will stay on with the Company to provide strategic advice to management that will help us navigate our way through the challenges we face in the manufactured housing industry.”
Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites and approximately 6,600 sites suitable for development mainly in the Midwest and Southeast United States.
FORWARD LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s expectations of future events.
For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com